EXHIBIT 4.1

COMMON STOCK			COMMON STOCK
	Number -------	NewLife Bikes, Inc.		Shares ***0***

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA			SEE REVERSE FOR CERTAIN DEFINITIONS AND A STATEMENT AS TO THE POWERS, DESIGNATIONS, PREFERENCES, RESTRICTIONS, AND RIGHTS OF SHARES

CUSIP _________________

THIS CERTIFIES THAT	SPECIMEN

IS THE RECORD OWNER OF	ZERO

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON SHARES, $0.0001 PAR VALUE OF

----------------------NewLife Bikes, Inc. ----------------------

transferable on the books of the  by the registered holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof the Company has caused this certificate to be signed in facsimile by it authorized officers and its facsimile seal to be affixed.

Dated

/s/ J. Stephen Keller	NewLife Bikes, Inc. CORPORATE SEAL	/s/ J. Stephen Keller
Secretary		President and
Chief Executive Officer

TRANSFER AGENT AND REGISTRAR,

By	VOID
AUTHORIZED SIGNATURE

NewLife Bikes, Inc.

The Company is authorized to issued Common Stock and Preferred Stock. The Board of Directors of the Company has the authority to fix the number of shares and the designations of Preferred Stock and to determine or amend the preferences, privileges, and restrictions granted to or imposed upon any unissued shares of Preferred Stock.

The  shall furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock of the  or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights and limitations of any wholly unissued series. Such requests shall be made to the Secretary at the principal office of the Company.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

UNIF GIFT MIN ACT –____________Custodian__________
TEN COM	as tenants in common	(Cust) (Minor)

TEN ENT	as tenants by entireties	under Uniform Gifts to Minors Act___________
(State)
JT TEN	as joint tenants with right of	UNIF TRF MIN ACT –_________ Custodian (until age_____ )
	survivorship and not as	(Cust)
	tenants in common	_________________under Uniform Transfers
(Minor)
to Minors Act_________________
(State)
Additional abbreviations may also be used though not in the above list.

For value received,                                                                                                                    hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

Shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to

transfer the said stock on the books of the within named  with full power of substitution.

Dated:

X

X

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.